Agreement

   This Agreement (the "Agreement") is made this 2nd day of September, 2010 (the "Effective Date") By and between Ex Oriente Lux AG, a German stock corporation, having its business address at Hohbuchstrae 59, D-72762 Reutlingen, Federal Republic of Germany, registered with the commercial register of the local court of Stuttgart under HR? 725521 (hereinafter referred to as the "Licensor" and/or "EOL")

                                 And

PMX Communities, Inc., a fully reporting public company registered with the Securities and Exchange Commission and Nevada corporation registered with the secretary of state of Nevada (Nevada Business ID # NV20041698167 and Nevada Entity # C35341-2004) with Florida business address PMX COMMUNITIES, Inc., Research & Development Park, 3701 FAU Blvd. Suite 210, Boca Raton, FL 33431, United States of America (hereinafter referred to as the "Licensee" and/or "PMXG").

The aforementioned parties are hereinafter collectively referred to as the "Parties" and individually as a "Party".

Capitalized terms shall have the meaning ascribed to them in this Agreement.

                                WITNESSETH:

   Whereas, EOL is a subsidiary of Geissler C-B-T GmbH, a German limited liability company. EOL's business plan includes the development of business activities in the field of precious metals via online shops, broker pools and the development of the GOLD to go(r) business model; and

   Whereas, EOL has developed the GOLD to go(r) vending machine (hereinafter referred to as the "Machine") for the retail sale of gold bullion and related products. EOL presently has Machines operating in Germany and the United Arab Emirates. EOL desires to expand the use of its Machines throughout the world through the sale of franchises, licenses and other commercial arrangements; and

   Whereas, PMXG's business plan includes the development of certain opportunities within the gold mining, processing and wholesale and retail gold sale industries; and

   Whereas, PMXG desires to promote the Machines and the Gold to go business model for the purpose of developing proposals for licensing and franchise agreements for the GOLD to go(r) vending machine (for PMXG and other entities and investor groups that they will introduce to
EOL); and

   Whereas, EOL and PMXG wish to enter into an agreement to develop these proposals and for PMXG to conduct test marketing of the Machine beginning with the State of Florida which, ultimately, may lead to an initial GOLD to go(r) Licensing Agreement for PMXG within the State of Florida providing certain performance milestones are achieved as set forth herein.

   NOW THEREFORE, in consideration of the foregoing, and Ten and no/100ths ($10.00) Dollars in hand paid by each party hereto unto the other, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby jointly and severally acknowledged, and the covenants, promises, representations, guarantees and the agreements herein contained;

   IT IS MUTUALLY AGREED, by and between the Parties hereto as follows:

   1. Recitals. The Parties hereto acknowledge and agree that the foregoing recitals are true, correct, accurate, in proper form and fully binding upon them in all respects, which recitals in their entirety are hereby incorporated in this Agreement in haec verba.

   2. Initial Agency Relationship. PMXG is to become a non-exclusive agent to assist EOL to develop select test markets within the State of Florida and elsewhere in the United States. This does not create any obligation on EOL's behalf other than if PMXG presents any licensing, franchising or joint venture proposals to EOL involving entities other than PMXG that are ultimately accepted and consummated by EOL, then EOL agrees to pay PMXG a concession or referral fee to be negotiated on a case by case basis.

   EOL agrees not to circumvent PMXG in the negotiation or consummation of any transaction with a party introduced to EOL by PMXG without the participation and/or consent of PMXG under the condition that this party is listed on a contact list ("Contact List PMXG") PMXG will present to EOL after signing of this agreement which shall be supplemented from time to time through the conclusion of the test period. The Contact List PMXG is restricted to 15 (fifteen) parties PMXG intends to start negotiations with. Besides, a party is "introduced" to EOL in the meaning of the preceding sentence 1 if EOL received not just its contact details but also a serious proposal for entering into a licensing, franchising, joint venture or similar agreement. However, any negotiation or consummation of any transaction with a party introduced to EOL by PMXG shall not be deemed as a circumvention of PMXG if (i) this negotiation or consummation takes place more than 12 months after the third party was introduced to EOL by PMXG and, within the twelve month period, no serious opportunity for negotiation with the introduced party has evolved, or (ii) this negotiation or consummation takes place more than 12 months after the third party was introduced to EOL by PMXG and, within the twelve month period, PMXG and/or EOL have not made any significant progress towards an agreement with regard to the parties introduced to EOL by PMXG. The Parties agree that only such third parties shall be listed on the Contact List PMXG which are not named on the blacklist which is attached to this agreement as Annex 2. The blacklist may be amended and supplemented by EOL from time to time over the course of this agreement.

   3. Initial Deposit. PMXG will pay to EOL a non-refundable deposit (hereinafter referred to as the "Deposit") of Ten Thousand and 00/100 Euros (EU$10,000.00) with the understanding that this is to be applied towards the initially targeted Florida test program or another program that EOL and PMXG may mutually agree upon. In the event that no business is consummated between the Parties then the deposit is non-refundable to PMXG.

   4. Florida Test Marketing Agreement. PMXG has until October 15 to put together a proposal that EOL finds acceptable for the Florida agreement, and forward the balance of the agreed deposit for a minimum of 1 (one) ATM (but most likely 2 (two)) for the initial test marketing. While final details still need to be negotiated and mutually agreed to, the anticipated agreement includes the following potential items:

Deposit. EOL requires a deposit of Fifty Thousand and 00/100 Euros (EU$50,000.00) for each Machine. PMXG will be credited the Initial Deposit detailed in paragraph 3 above towards its acquisition of its first Machine. If additional machines are ordered by PMXG, then the parties shall mutually agree on the tendering of additional deposits. Rental Period. The rental period is three (3) months from arrival in the US customs.

Rent.	There is no charge for rent of the machines during the three (3)
months test period.

Division of Profits. EOL and PMXG shall equally share in the gross profits generated by the Machines. Gross profits are defined as the profits received from the sale of the gold after deducting basic expenses such as rental location fees and administrative expenses. Unless otherwise agreed by the parties, PMXG will pay the costs of initial advertising and promotion to publicize this test contract and generate interest in retail sales and licensing/franchising opportunities. EOL has the right to have PMXG's books and records regarding the Gold ATM business (including but not limited to wholesale receipts from gold suppliers and other receipts concerning the operational expenses regarding the Machines) audited by a public certified accountant or any other professional advisors which is bound by professional confidentiality duties. The audit shall have the sole objective to verify the correctness of the calculation of the division of profits and the accurateness of EOL's profit share. In case an audit shows any incorrectness of the calculation and the division of profits, PMXG shall bear the costs of the audit.

Shipping Costs. PMXG will pay the shipping costs to transport the machine(s).

Insurance.  Insurance for the machine will be paid by EOL.
Mutual Agreement of Vending Products & Pricing and location of
Machines.	The Parties shall mutually agree on the product line and
pricing as well as on the locations the Machines will be placed at during the test period. Any change of the location requires EOL's prior approval. It is intended that the product line will closely resemble the product line offered by EOL in its current marketing efforts but with changes necessary to accommodate United States consumer demand (Gold Eagles, etc.). PMXG will buy the products for the Machine from a United States supplier.



Hardware and Software. EOL will provide PMXG with necessary operating hardware and software including the RFID-coded precious product boxes and an additional set of CIT components (10 shafts, coin and note boxes, and a bill handler for each machine).

Technical Support. EOL is in charge of the software monitoring and support/modification of the GUI to PMXG product portfolio. EOL will provide PMXG with an emergency technical support contact.

Day to Day Operational Support. PMXG is in charge of organizing the packing of the gold bars/coins into the respective boxes and providing day to day operational support for the operation of the machine. During the test period PMXG and/or PMXG's gold supplier will get access to the Machine only with EOL staff being present for supervision.

Machine Design and Aesthetics. The Machine design will be similar to the model in operation at the Emirates Palace in that it will feature a Design/Logo for PMXG to be mutually approved by both parties; in the event that the option is not exercised for the Florida License then PMXG will bear the cost of returning the unit to a neutral appearance.

Exclusivity. PMXG has exclusivity rights for Florida during the 3 month test period.

Termination of Rental Agreement. After the rental period PMXG will send the machine(s) back to EOL unless they exercise an option (yet to be negotiated) for a Florida license, Southeast Florida Regional license or Palm Beach County license. Such license may be as a Franchisee, Licensee, Area Developer or other relationship to be negotiated subject to mutual consent.

Return of Deposit(s). In the event that no further relationship is consummated after the termination of the Rental Period, EOL will return the deposit(s) to PMXG within thirty (30) days after the receipt of the machines in Germany Customs (less the Ten Thousand Euros (EU$10,000.00) non-refundable deposit, and less any charges for loss or damage to the machines/components beyond normal wear-and-tear, costs of returning the unit to a neutral appearance or deductions for final Divisions of Profits as outlined above).

Modification of Terms. The parties realize that the above details may change by mutual consent, and that certain details have yet to be determined concerning a definitive limited licensing option at the conclusion of the test marketing period and/or buyout clauses as well as a solution that addresses both EOL's and PMXG's (and PMXG's Gold Products Supplier's) concerns regarding unsupervised access to the machine by either party that is economically feasible for both parties yet will maintain both EOL's confidential proprietary product integrity and PMXG's security of the bullion products. It is anticipated that PMXG will send consultants, non-affiliated investors and/or associated persons to Germany to meet with EOL to conclude an agreement and familiarize themselves with the GOLD to go(r) vending machine and business model to facilitate this venture.

   5. Public Relations and Advertising. PMXG intends to structure an appropriate news and public relations campaign to promote the machine's test marketing in Florida and generate interest in the Gold ATM concept with the intent of developing proposals for licensing and/or franchise agreements. EOL hereby permits PMXG to use the likenesses, images and factual descriptions concerning the GOLD to go(r) ATM machine and business model in promotional brochures, on PMXG's website and other electronic and print advertising medium. EOL reserves the right to censor any representation that it deems to be factually incorrect.

   6. Headings. The headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provisions of this Agreement.

   7.	Notice.   All notices required under the terms and provisions
hereof shall be in writing, and any such notice shall become effective when delivered by overnight courier or messenger, is in the form of a telex or telecopy, when received.

   8. Litigation. In connection with any litigation (including all appeals therefrom) arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and interest.

   9. Invalidity. The invalidity or unenforceability of any particular provision or part of a provision hereof, shall not affect the other provisions or parts hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions or part thereof were omitted.

   10. Entire Agreement. This is the entire Agreement between the Parties covering everything agreed upon or understood in the transaction. There are no promises, conditions, representations, warranties, guarantees, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereby were in effect between the Parties other than as herein set forth. Any Agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement, in whole or in part, unless such Agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

   Waiver by any party hereto of a breach hereof shall not be deemed a waiver of any subsequent similar breach or a waiver of any term and condition hereof. Waiver of any breach of this Agreement shall not excuse the faithful performance of any other term and condition of this Agreement. Either party has a right to waive one or more breaches or failure of conditions of settlement and to consummate this transaction as if said breach had not occurred.

   11. Governing Law. This Agreement shall be construed and interpreted pursuant to the laws of Germany. Venue of any action arising out of this Agreement or any of the agreements contemplated hereby shall be in Frankfurt am Main, Federal Republic of Germany.

   12. Further Assurances. The Parties hereby agree to cooperate, execute and deliver any and all documents reasonably deemed necessary to effectuate the intent and the terms and conditions of this Agreement. Each party reciprocally agrees to promptly and duly execute and deliver to the other such further documents and assurances and take such further action as may from time to time be reasonably requested in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the other party hereunder.

   13.	   Counterpart Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
Facsimile signatures shall constitute original signatures.

   14. Construction. Each Party has reviewed and participated in the formation of this Agreement and, accordingly, any rule or construction to the effect that ambiguities be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

   15. Time. Time is of the absolute essence with respect to the Parties performance this Agreement.

   16. Successor Liability. The benefits and obligations of this Agreement shall inure to and bind the respective heirs, successors, personal representatives and permitted assigns of the Parties hereto. Whenever used, the singular shall include the plural and the plural the singular and the use of any gender shall include all genders.

   17. Assignment. PMXG may assign its rights hereunder to a wholly owned subsidiary or affiliate to be formed by PMXG.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement this 2nd day of September, 2010.

Signed, sealed and delivered
in the presence of:                PMX Communities, Inc.



____________________________


____________________________	 	By:/s/Michael C. Hiler

                                                               Michael
Hiler, President





Signed, sealed and delivered     			Ex Oriente Lux AG, a
German stock corporation
in the presence of:



____________________________


____________________________	 	By:/s/Thomas Geissler
						(Print Name and Title) Thomas
Geissler, CEO
7
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